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                                                                    Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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  We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 10, 1999 (except as to the second paragraph of Note 1, Note 11 and Note 17, which is as of August 23, 1999) relating to the financial statements and financial statement schedule of Intellesale.com, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
St. Louis, Missouri

September 13, 1999